EXHIBIT 99.1

NEWS RELEASE
For More Information Contact:
Frank B. O’Neil
Sr. Vice President, Corporate Communications & Investor Relations
800-282-6242 • 205-877-4461 • foneil@ProAssurance.com

ProAssurance Reports Fourth Quarter and Full Year 2008 Results
BIRMINGHAM, AL – (PR Newswire) – February 24, 2009 – ProAssurance (NYSE: PRA) reports that the year ending December 31, 2008 was one of the most successful in the Company’s history. Operating Earnings for the year were $6.07 per diluted share, 24% higher than 2007. Operating Earnings for the fourth quarter of 2008 were $2.36 per diluted share, 53% higher than the final quarter of 2007. Net Income for 2008 was $178 million, a 6% increase over 2007; Net Income for the fourth quarter of 2008 was $76.3 million, an increase of 49% compared to 2007. Book Value stood at $42.69 per share at year-end 2008, a 10% increase for the year.

Unaudited Consolidated Financial Summary (in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	UU2008UU	UU2007UU	UU2008UU	UU2007UU
Gross Premiums Written	$97,089	$108,888	$471,482	$549,074
Net Premiums Written	$85,398	$99,588	$429,007	$506,397
Net Premiums Earned	$109,484	$128,165	$459,278	$533,513
Net Investment Income	$36,166	$43,114	$158,384	$171,308
Equity in Earnings (Loss) of Unconsolidated Subsidiaries	$(4,082)	$389	$(7,997)	$1,630
Net Realized Investment Gains (Losses)	$(9,903)	$(4,374)	$(50,913)	$(5,939)
Total Revenues	$136,383	$168,440	$567,162	$706,068
Guaranty Fund Assessments (Recoupments)	$(340)	$(337)	$(1,334)	$553
Interest Expense	$1,037	$3,031	$6,892	$11,981
Total Expenses	$24,418	$94,917	$318,776	$469,729
Tax Expense	$35,673	$22,160	$70,661	$68,153
Net Income	$76,292	$51,363	$177,725	$168,186
Operating Income	$79,537	$53,987	$206,980	$172,406
Net Cash Provided by Operating Activities	$22,764	$36,895	$164,775	$244,106

Earnings Per Share

	Three Months Ended December 31,		Year Ended December 31,
	UU2008	UU2007UU	UU2008UU	UU2007UU
Weighted average number of common shares outstanding
Basic	33,439	32,598	32,750	32,960
Diluted	33,758	35,447	34,362	35,823
Operating Income per share (Basic)	$2.38	$1.66	$6.32	$5.23
Operating Income per share (Diluted)	$2.36	$1.54	$6.07	$4.90
Net Income per share (Basic)	$2.28	$1.58	$5.43	$5.10
Net Income per share (Diluted)	$2.26	$1.47	$5.22	$4.78

Non-GAAP Financial Measures
Operating Income is a “Non-GAAP” financial measure that is widely used in our industry to evaluate the performance of underwriting operations. Operating Income thus excludes the after-tax effects of realized investment gains or losses, guaranty fund assessments and the results of accounting changes, and we believe presents a more appropriate view of the performance of our insurance operations. While we believe disclosure of certain Non-GAAP information is appropriate, you should not consider this information without also considering the information we present in accordance with GAAP, which includes the effect of net realized investment losses incurred in 2008. The following table is a reconciliation of Net Income to Operating Income:

Reconciliation of Net Income to Operating Income (in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	UU2008UU	UU2007UU	UU2008UU	UU2007UU
Net Income	$76,292	$51,363	$177,725	$168,186
Adjustments, net of tax effects:
Add:
Net Realized Investment Losses	6,437	2,843	33,093	3,860
Guaranty Fund Assessments	-	-	-	360
Subtract:
Net Realized Investment Gains	-	-	-	-
Guaranty Fund Recoupments	221	219	867	-
Debt Retirement Gain	2,971	-	2,971	-
Operating Earnings	$79,537	$53,987	$206,980	$172,406
Per diluted common share:
Net Income	$2.26	$1.47	$5.22	$4.78
Effect of adjustments	$0.10	$0.07	$0.85	$0.12
Operating Income per diluted common share	$2.36	$1.54	$6.07	$4.90

Key Ratios

	Three Months Ended December 31,		Year Ended December 31,
	UU2008UU	UU2007UU	UU2008UU	UU2007UU
Current Accident Year Loss Ratio	94.0%	85.4%	86.4%	85.5%
Prior Accident Year Loss Ratio	(95.0%)	(34.6%)	(40.3%)	(19.7%)
Net Loss Ratio	(1.0%)	50.8%	46.1%	65.8%
Expense Ratio	U22.3%U	U20.9%U	U21.9%U	U20.0%U
Combined Ratio	21.3%	71.7%	68.0%	85.8%
Operating Ratio	-11.7%	38.1%	33.5%	53.7%
Return on Equity	22.1%	16.7%	13.3%	14.2%

ProAssurance’s Chief Executive Officer, W. Stancil Starnes, said, “Our 2008 results, achieved in the face of intense marketplace competition and unprecedented turmoil in the financial markets, demonstrate the power of our operating strategy and the benefit of our long-term focus. We believe that continuing to execute the strategies that produced these excellent results will benefit our investors and insureds in the years ahead.”

Business Commentary
•	We recognized $104 million of favorable net loss reserve development in the fourth quarter, bringing total favorable net loss reserve development for the year to $185 million. The reduction in expected loss costs comes primarily from accident years 2004 though 2006.

•	Our premium rates continue to reflect the improvement in loss trends from the past few years as compared to historical data. On average, our overall rates are 6% lower than 2007.

•	We renewed 88% of expiring policies in 2008. Our overall premium and retention levels are in-line with our expectations, although we continue to note that new business acquisition remains challenging.

•	Expenses were lower than the year-ago quarter and continue to be within our expectations. However, declining premiums have the effect of increasing the expense ratio.

Balance Sheet Highlights

	December 31, 2008U	December 31, 2007
Stockholders’ Equity	$1,423,585	$1,255,070
Total Investments	$3,575,942	$3,639,395
Total Assets	$4,280,938	$4,440,808
Policy Liabilities	$2,693,101	$2,906,317
Accumulated Other Comprehensive Income (Loss)	$(35,898)	$9,902
Goodwill	$72,213	$72,213
Book Value per Share	$42.69	$38.69

Investment Commentary
•	Despite the significant investment market challenges, we grew Book Value per Share by 10%.

•
Overall investment results declined 13% in 2008, as compared to 2007; the decline was 26% in the fourth quarter. These results include investment income and the equity in earnings of unconsolidated subsidiaries.

•
Earnings on our short-term portfolio were down $7.8 million for the year and $1.6 million in the quarter. This is primarily due to lower interest rates, although our average invested balances were higher.

•	Income from our TIPS portfolio declined $1.0 million in the quarter due to negative inflation figures.

•
The distressed debt fund in which we have an interest made no distribution in the fourth quarter vs. a $1.9 million distribution in the fourth quarter of 2007. Overall distributions from this fund were down approximately $5.8 million for the year.

•	Our net realized losses were $9.9 million in the fourth quarter and $50.9 million for the year, including impairments. The losses for the year are less than two percent of our $3.6 billion portfolio.

•
We have updated and enhanced the online disclosure of our entire investment portfolio to provide details of our holdings through December 31, 2008. The disclosure is available under Supplemental Investor Information in the Investor Relations section of our website, www.ProAssurance.com.

Debt Retirement and Capital Management
In August 2008, our Board authorized us to spend up to $100 million to repurchase our common stock, trust preferred securities or the debentures that secure the trust preferreds. This authorization was granted after we expended the funds in an authorization of $150 million granted in April, 2007.

•	In the fourth quarter we spent $18.4 million to reacquire $23.0 million of our issued and outstanding trust preferred securities. This resulted in a pre-tax gain of approximately $4.6 million.

•
We repurchased 164,544 shares of our common stock at a cost of approximately $7.2 million during the fourth quarter of 2008. These purchases were made under the August 2008 authorization. For the year, we repurchased 1.8 million shares at a total cost of $87.6 million, using funds from both the August 2008 and April 2007 authorizations.

We have approximately $74.4 million remaining in our existing share and debt repurchase authorization.

Transaction Updates
•
We have received all regulatory approvals required to proceed with the sponsored demutualization of The PICA Group, which is expected to become part of ProAssurance through a $135 million all-cash transaction. The PICA Group will hold a special meeting of shareholders on March 31, 2009 to consider the transaction. If approved, the transaction will close early in the second quarter. The PICA Group, which is the nation’s leading insurer of podiatric physicians, wrote $95.8 million in Direct Written Premium in 2008.

•
We closed our acquisition of Mid-Continent General Agency in January, 2009. Mid-Continent produced approximately $26.0 million of premium in 2008, primarily from ancillary healthcare providers. This transaction expands our presence in one of the fastest growing segments of the healthcare delivery market.

•
Our acquisition of the Georgia Lawyers Insurance Company closed in February, 2009. Georgia Lawyers, which has been merged into our existing legal professional liability operations, reported Direct Written Premium of $5.7 million in 2008. We believe this acquisition will enhance our ability to grow this attractive line of business in the southeast and strengthen our position in the overall legal professional liability market.

“We expect these transactions to add more than $100 million a year, on an annualized basis, to our total revenues. We believe these acquisitions will contribute to profitable growth while helping us diversify our risk profile in lines of business where we can apply our considerable professional liability expertise,” said Mr. Starnes.

Subsidiary Company Developments
We have completed the renaming of our major insurance subsidiaries so that each bears the ProAssurance name, which will solidify our brand identity across the country. As part of this project, Woodbrook Casualty Insurance, Inc., was merged into another subsidiary. A supplemental listing of the subsidiaries and their names is included at the end of this news release.

Conference Call Information
•
Live: Wednesday, February 25, 2009, 9:30 am et. Investors may dial (877) 718-5095 (toll free) or (719) 325-4840. The call will also be webcast on our website, www.ProAssurance.com, and on StreetEvents.com.

•
Replay: By telephone, through March 13, 2009 at (888) 203-1112 or (719) 457-0820, using access code 4854600. The replay will also be available via the internet, through www.ProAssurance.com and StreetEvents.com.

•
Podcast: A replay of the call, and other information about ProAssurance, is available on a free subscription basis through a link on the home page of the ProAssurance website or through Apple’s iTunes.

About ProAssurance
ProAssurance Corporation is the nation’s fifth largest writer of medical professional liability insurance. The company’s recently announced transactions with The PICA Group and Mid-Continent General Agency are expected to significantly increase ProAssurance’s medical professional liability business, and the strategic acquisition of Georgia Lawyers Insurance Company will add legal professional liability business and should facilitate expansion of that line of insurance in the southeast. ProAssurance is recognized as one of the top performing insurance companies in America by virtue of its inclusion in the Ward’s 50 for the past two years.

Caution Regarding Forward-Looking Statements
Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statement in this news release.

Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Forward-looking statements are generally identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “may,” “optimistic,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions. When we address topics such as liquidity and capital requirements, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, court actions, legislative actions, payment or performance of obligations under indebtedness, payment of dividends, and other, similar matters, we are making forward looking statements.

The following important factors are among those that that could affect the actual outcome of future events:

•	general economic conditions, either nationally or in our market areas, that are different than anticipated;

•	regulatory, legislative and judicial actions or decisions could affect our business plans or operations;

•	the enactment or repeal of tort reforms;

•	formation of state-sponsored malpractice insurance entities that could remove some physicians from the private insurance market.

•	the impact of deflation or inflation;

•	changes in the interest rate environment;

•
the effect that changes in laws or government regulations affecting the U.S. economy or financial institutions, including the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009, may have on the U.S. economy and our business;

•	performance of financial markets affecting the fair value of our investments or making it difficult to determine the value of our investments;

•	changes in accounting policies and practices that may be adopted by our regulatory agencies and the Financial Accounting Standards Board, or the Securities and Exchange Commission;

•	changes in laws or government regulations affecting medical professional liability insurance or the financial community;

•	the effects of changes in the health care delivery system;

•	uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance, and changes in the availability, cost, quality, or collectibility of insurance/reinsurance;

•	the results of litigation, including pre-or-post-trial motions, trials and/or appeals we undertake;

•	bad faith litigation which may arise from our handling of any particular claim, including failure to settle;

•	loss of independent agents;

•	changes in our organization, compensation and benefit plans;

•	our ability to retain and recruit senior management;

•	our ability to purchase reinsurance and collect payments from our reinsurers;

•	increases in guaranty fund assessments;

•	our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;

•	changes to the ratings assigned by rating agencies to our insurance subsidiaries, individually or as a group;

•	changes in competition among insurance providers and related pricing weaknesses in our markets; and

•
the expected benefits from completed and proposed acquisitions may not be achieved or may be delayed longer than expected due to business disruption, loss of customers and employees, increased operating costs or inability to achieve cost savings, and assumption of greater than expected liabilities, among other reasons.

Additional risk factors that may cause outcomes that differ from our expectations or projections are described in various documents we file with the Securities and Exchange Commission, such as our current reports on Form 8-K, and our regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.”

ProAssurance Subsidiary Renaming Guide
Former Name	New Name
The Medical Assurance Company, Inc.	ProAssurance Indemnity Company, Inc. (ProAssurance Indemnity)
ProNational Insurance Company	ProAssurance Casualty Company (ProAssurance Casualty)
NCRIC, Inc.	ProAssurance National Capital Insurance Company (ProAssurance National)
Physicians Insurance Company of Wisconsin, Inc.	ProAssurance Wisconsin Insurance Company (ProAssurance Wisconsin)
Woodbrook Casualty Insurance, Inc	No Longer Exists
Red Mountain Casualty Insurance Company, Inc.	ProAssurance Specialty Insurance Company, Inc. (ProAssurance Specialty)